EXHIBIT 99.1

   Sea 2 Sky Targets $97 Billion Institutional and Industrial Market for Wood
           Pellets and Related Products Through a Joint Venture With
           Henry James and Gateway Associates LLC of the Lummi Nation


On Wednesday June 3, 2009, 8:00 am EDT


FERNDALE, WASHINGTON--(MARKET WIRE)--June 3, 2009 -- Sea 2 Sky Corporation (OTC BB:SSKY.OB - News), a leading edge Renewable Bio-Energy Company focused on delivering alternative energy solutions to Fortune 1000 companies, Governmental agencies and Countries around the globe, announced today that it has entered into a comprehensive joint venture agreement with Gateway Associates LLC, a Company controlled by Mr. Henry James of the Lummi Nation. This agreement brings together distinctive market access rights to manufacture and distribute Wood Pellets to Institutional and Industrial Markets for Sea 2 Sky Corp. in a manner that has never been achieved to date. As part of this agreement, Gateway's network will facilitate access to the Institutional and Industrial markets based on its and others Special Category Businesses Rights designations and its status in the Foreign Trade Zones Act of 1934. Institutional access to markets includes cumulative mandates set by the United States of America Federal Government guidelines that amounts to 23% of the total US Federal budget. Industrial market access often requires similar percentages as the Institutional market guidelines to be eligible for continued contracting with the US Government. Both Sea 2 Sky and Gateway have determined that a substantial opportunity exists in the Wood Pellet market and are jointly co-operating to satisfy the unmet market demand. Based on current market evaluations, up to 17 percent of the US Federal procurement budget ($425 Billion approx.) is yet open to be met by Special Category Business businesses like those contained in Gateway's network. The Industrial market of unmet market demand is of similar size.

"We are very pleased and honored to be working with Mr. Henry James of Gateway Associates and his extensive network," said David Siebenga, President and CEO of Sea 2 Sky Corporation. "With this agreement now in place, we obtain a significant strategic advantage to aggressively market our products with and to both the Institutional and Industrial markets in what appears to be an open market window of over $97 Billion dollars. The wood pellet market's unmet demand can now be fulfilled while providing strong futures for members of the Lummi Nation and many Indigenous peoples worldwide."

The wood pellet market is considerable in size internationally with Europe and Asia having substantial multi-Billion dollar product requirements. The North American market demand is vast and growing daily with increased pressure from Industry and Governments to reduce energy waste and carbon emissions. One method that is increasingly being evaluated and implemented is the use of wood pellets both commercially and residentially to heat/cool and provide energy requirements in a Carbon Neutral manner. In addition the use of Carbon Credits is now international in scope and provides many opportunities to the Industry to become socially responsible and reduce their "Carbon Footprint". With the Kyoto Protocol framework in place and the United Nations Framework Convention on Climate Change (UNFCCC) mandates and administration in effect, Sea 2 Sky is committed to bringing ethical standards and production methods to this growing market.


About Henry James and Gateway Associates LLC

Henry James is a senior tribal member of the Lummi Nation, USA. Having served in the US military until discharged in 1957, Henry, a disabled veteran, operates Gateway Associates LLC and associated companies which target government procurement via their SDVOB and other minority designations, in a HUB and Foreign Trade Zone status. A successful businessman, builder and developer, Henry owns or controls over $50 million dollars in property and businesses under development. He also operates a successful international trading company utilizing his special access designations for US government contracting. Seeing a need to produce environmentally wise energy, Henry's success as a native entrepreneur has forged connections with indigenous communities in Canada, the US and abroad to provide a wise new direction in energy supply and access to Biomass Pellets.

About Foreign Trade Zones, Historically Underutilized Business (HUB) Zones and Domestic Sovereign Indian Nations


Foreign Trade Zones (FTZs) were created in the United States to provide special customs procedures to U.S. plants engaged in international trade-related activities. Duty-free treatment is accorded items that are processed in FTZs and then re-exported, and duty payment is deferred on items until they are brought out of the FTZ for sale in the U.S. market. This helps to offset customs advantages available to overseas producers who compete with domestic industry. The Foreign-Trade Zones (FTZ) Board (composed of representatives from the U.S. Departments of Commerce and Treasury) has its operational staff in the International Trade Administration's Import Administration. FTZs are considered to be outside of U.S. Customs Territory for the purpose of customs duty payment. Therefore, goods entering FTZs are not subject to customs tariffs until the goods leave the zone and are formally entered into U.S. Customs Territory. Merchandise that is shipped to foreign countries from FTZs is exempt from duty payments. This provision is especially useful to firms that import components in order to manufacture finished products for export. There is no time limit on goods stored inside a FTZ and certain foreign and domestic merchandise held in FTZs may be exempted from state and local inventory taxes. This allows firms to minimize their costs while their products are waiting to be shipped. In addition, quota restrictions are in some cases waived for items entering an FTZ; however, the restrictions would apply if the items were to enter the U.S. market. A variety of activities can be conducted in a zone, including assembling, packaging, destroying, storing, cleaning, exhibiting, re-packing, distributing, sorting, grading, testing, labeling, repairing, combining with foreign or domestic content, or processing. Manufacturing and processing require specific FTZ Board approval, however.

Sea 2 Sky Corp. also is able to locate itself on the Lummi Indian Nation HUB Zone lands. This location allows Sea 2 Sky Corp. with Gateway to apply for and possibly obtain additional advantages through government tax reductions and incentives for its operations.


About Special Category Businesses

The US government has created various incentive programs for certain demographic and minority based businesses in the Institutional Marketplace to compete with mandates of up to 23% of the US Federal Procurement Budget of $425 Billion for a total market window of $97 Billion. Within these mandates, requirements have been established to provide a strategic plan to have 3% mandated purchase requirements for Service-Disabled Veteran Owned Small Business (SDVOSB) from the Federal US Budget. Businesses located on a HUB Zone are eligible for Federal contracting preferences with the government having a further 3% for contract set-asides to HUB Zone-certified companies. Furthermore, small business are eligible for Federal contracting preferences with the government having up to a further 13% for contract set-asides to small business companies. Businesses owned and operated by Native Americans are eligible for Federal contracting preferences with the government having a further 5% for contract set-asides.


About Sea 2 Sky Corporation

Headquartered in a HUB zone in Ferndale, WA, Sea 2 Sky Corporation, is a leading edge Renewable Bio-Energy Company focused on delivering alternative energy solutions to Fortune 1000 companies, Governmental agencies and Countries around the globe. The Company is securing the largest concentration of biomass material in North America and is backed by a "Special Category Minority Business" which enables it to compete effectively in a substantially growing market. Sea 2 Sky is creating strategic relationships with suppliers of alternative energy sources such as biomass wood pellets to secure long-term supply contracts and to develop these products to a consistent specification that the target markets require to fulfill their energy needs with environmentally smart manufacturing facilities. More information about the Company may be found at www.sea2skyenergy.com.


Notice regarding forward-looking statements

This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and may include statements regarding our future financial performance or results of operations, including expected revenue growth. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise after the date of this press release. Additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements can be found in the reports that we have filed with the Securities and Exchange Commission.


Contact:

     Contacts:
     Sea 2 Sky Corporation
     877-732-2759
     info@sea2skyenergy.com


     Sea 2 Sky Corporation
     Investor Relations
     425-296-7695
     ir@sea2skyenergy.com
     http://www.sea2skyenergy.com